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                            AUTOBOND ACCEPTANCE CORPORATION

                                   DEALER AGREEMENT

This dealer Agreement ("Agreement") is made and entered into this 9th day of November, 1994 at Houston, Texas, by and between:

Charlie Thomas Ford,  Inc., 7200 Gulffrun,  Houston,  Texas 77017
 (Dealership Name)          (Address)     (City)        (Zip Code)

(herein called "Seller")


and AutoBond Acceptance Corporation, 301 Congress Avenue, Suite 900, Austin, Texas 78701 (herein called "Autobond").

Seller is the originator of certain automobile retail installment contracts (the "Contracts") which Contracts arise out of Seller's sale of motor vehicles to purchasers ("Obligors"). Seller will from time to time, sell Contracts to AutoBond and AutoBond will from time to time, purchase Contracts from Seller. Seller and AutoBond desire to formally set out the rights, obligations and responsibilities of the parties with respect to the Contracts purchased by AutoBond and therefore, the parties agree as follows:

APPLICABILITY. Unless otherwise agreed in writing, this Agreement shall cover all purchases of Contracts by AutoBond from Seller. Seller and AutoBond are deemed to be independent contracting parties and this Agreement does not establish an agency relationship between the parties.

PURCHASE PRICE OF CONTRACTS. AutoBond shall purchase the Contracts at a price agreed upon by the Seller and AutoBond. Such price shall vary from time to time and will be established by AutoBond and provided in writing to the Seller.

CONSIDERATION. In consideration for the purchase of the Contracts by AutoBond, Seller agrees to sell, assign, convey, transfer, and set over to AutoBond all of Seller's rights, title, and interest in and to the Contracts and all related documents, including, but not limited to, all security agreements, credit applications, title applications, financing agreements, insurance policy applications, and proofs of insurance (collectively "Contract Documents") and the rights conferred thereunder. All assignments shall be made by properly completing the assignment section of each Contract. As additional consideration for the purchase of the Contracts, Seller agrees to pay AutoBond a non-refundable purchase fee. Said fee will be due at the time of the assignment of the Contracts to AutoBond.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. In consideration of AutoBond's purchase of the Contracts, Seller hereby represents, warrants and covenants the following:

A. The Contract Documents represent a genuine obligation of the named Obligor thereon, is valid and binding in accordance with their terms, is enforceable by AutoBond and its assigns and is subject to no legal or equitable defenses, setoffs, or counter claims. The Obligor of each of the Contracts was of legal age and capacity at the time of execution thereof.

B. The Contracts will have arisen out of the sale of the property described in the Contract Documents on the terms described therein.

C. Seller complied with and the Contract Documents are in compliance with all applicable federal and state laws, including but not limited to, consumer credit transaction laws.

D.   The contracts are not usurious under applicable laws.

E. The non-refundable purchase fee due AutoBond for each Contract sold by the Seller to AutoBond was not included in the Obligor's purchase price of the motor vehicle involved, and the fee was not passed on in any manner to the purchaser of the motor vehicle.

F. Seller will deliver, or cause to be delivered to AutoBond the original motor vehicle title issued by the applicable state authority. Seller is the sole owner of the Contracts and has the authority to sell, transfer, and assign the same pursuant to this Agreement. The Contract Documents, including the credit application, represent the entire agreement between the Seller and the Obligor with respect thereto and the Contract Documents have not been modified, superseded or waived by any act or omission by the Seller. AutoBond, as subsequent owner of the Contracts, will have a valid first lien and security interest in the collateral described in the Contract Documents and will be entitled to enforce such rights to their fullest extent.

G. Seller will obtain from the Obligor appropriate documentation to evidence the existence of all physical damage insurance required by State law or regulation, or required pursuant to the Contract Documents, and will furnish such documentation to AutoBond.

H. Seller will promptly forward to AutoBond any and all communication, inquiries or remittances relating to the Contracts and will assist AutoBond in collection of the monies due pursuant to the Contract Documents if requested.

I. Seller will not use AutoBond's name in any advertising or promotion without the express written consent of AutoBond.

J. Seller will not accept side notes as any part of the down-payment portion of Obligor's purchase price. All down payments must be made in cash, cashier's check or by money order. Seller may not make any payments for the Obligor.


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K.   Seller has no  knowledge  of any facts that would  impair the  validity  or enforceability of the Contracts and all statements of fact contained in the Contract Documents are true to the best of Seller's knowledge.

L. Seller must use a vendor designated and chosen by AutoBond to supply any credit insurance, GAP insurance, unemployment insurance or vehicle service contracts.

M. In the event any motor vehicle sold pursuant to a Contract that AutoBond has purchased from Seller is repossessed, or the Contract is charged-off as uncollectible, or the Obligor files for bankruptcy, Seller will pay or cause to be paid, to AutoBond the total of any unearned credit insurance premium, GAP insurance premium, unemployment insurance premium and any unearned vehicle service contract amount existing at the time of such repossession, charge-off, or bankruptcy, provided that AutoBond shall request, in writing to the Seller, cancellation of the insurance policy or contract corresponding to the particular premium or amount.

ASSIGNMENT  WITHOUT  RECOURSE;   REMEDIES  FOR  BREACH.  Except  as  hereinafter
stipulated in this section, Seller's assignment of the Contracts and Contract Documents to AutoBond is without recourse.

Upon breach of any representation, warranty, covenant or condition of this Agreement or any of the Contracts, including, but not limited to the terms of the sale being exactly as stated in the Contract Documents, and that the down payment does not include any side note(s), deferred down-payment(s), or post-dated or held check(s). Seller will, upon demand, repurchase any one or all of the Contracts ("Designated Contracts") at a price equal to the then remaining unpaid amounts owing by the Obligor(s) under the Designated Contracts, including without limitation all unpaid principal, accrued and unpaid interest, and all other payments due and payable under or pursuant to the Contract Documents.

In the event that Seller fails to repurchase within thirty (30) days of AutoBond's demand any of the Contracts which AutoBond purchased pursuant to this Agreement and AutoBond undertakes legal action to enforce Seller's repurchase obligation hereunder. Seller shall be liable to AutoBond for all amounts owned by Seller to AutoBond, and for all costs of such legal action, including court costs and reasonable attorney's fees. Seller agrees to indemnify AutoBond from and against any and all liability, loss or damage Autobond incurs as a result of claims, demands, costs or judgments against AutoBond by reason of falsity of or Seller's breach of any of the representations or warranties set forth in this Agreement or the Contract Documents.

AGREEMENT SUPPLEMENTAL TO ASSIGNMENT. The terms of this Agreement are in addition to and not in substitution or abrogation of the terms and conditions of the form of assignment appearing as part of the Contract Documents.

WAIVER OF NOTICES. Seller hereby waives notice of any breach under any Contract Documents or this Agreement.

BENEFITS OF ASSIGNEES. The provisions of this Agreement shall be binding on and shall inure to the benefit of the successors, transferees and assigns of Seller and AutoBond.

ENTIRE AGREEMENT. This document contains the entire Agreement of the parties and cannot be modified except in a writing signed by both the Seller and AutoBond. The parties agree to do such other things and take such other action as reasonably necessary to carry out the intent of the parties as expressed in this Agreement. This Agreement supersedes, amends, and restates in its entirety all prior agreements, if any, entered into between the parties thereto. Any such prior agreements are separately of no further force and effect, and any and all dealings by and between the parties with regard to the subject matter hereof are governed exclusively by the terms and conditions of this Agreement.

NOTICES. All notices provided herein shall be in writing, and may be served in person or by mail, and shall be considered delivered, in the case of notice by mail, on the earlier date of receipt by the addressee of three (3) business days after posting in a correctly addressed envelope with postage prepaid.

TERMINATION. Either party, on fifteen (15) days' notice to the other party may terminate this Agreement; however, such termination shall not affect Seller's and AutoBond's obligations as to Contracts purchased prior to the date of termination.

GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. The obligation of the parties are performable and venue for any legal action arising out of this Agreement shall be in Tarrant County, Texas.

WITNESS our signatures as of this the 9th day of November, 1994.

SELLER:                                   PURCHASER:

Charlie Thomas Ford, Inc.                 AutoBond Acceptance Corporation

By:/s/ Jeff Heath                         By:/s/ William O. Winsauer
Title: CFO/Secretary                      Title: President


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